Pricing Supplement Dated April 19, 2010				Rule 424 (b) (3)

(To Prospectus Dated January 16, 2009)				File No. 333-156775

GMAC Inc
Demand Notes - Floating Rate

Annual Yield:	2.15%

Effective Dates:	4-19-2010	through	4-25-2010